Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, HSBC Debenture-Backed Series 2003-4

*CUSIP:	21988G296	Class	A-1
	21988GCG9	Class	A-2A
	21988GCH7	Class	A-2B

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 12, 2013.

INTEREST ACCOUNT

Balance as of January 15, 2013		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of April 12, 2013 Call Price received April 12, 2013 upon exercise of Call Warrants by certain of the holders thereof		$4,502,378.16
Contribution from Trustee		$0.00

LESS:
Distribution to Class A-1 Holders	-$	467,534.38
Distribution to Class A-2A Holders	-$	3,833,040.61
Distribution to Class A-2B Holders	-$	201,803.17
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of April 12, 2013		$0.00

PRINCIPAL ACCOUNT

Balance as of January 15, 2013		$0.00
Scheduled principal payment received on securities		$0.00
Principal portion of April 12, 2013 Call Price received April 12, 2013 upon exercise of Call Warrants by certain of the holders thereof		$30,954,000.00

LESS:
Distribution of principal to Class A-1 Holders on April 12, 2013	-$	30,954,000.00
Distribution of $30,954,000 principal amount of underlying securities to exercising Call Warrants Holders on April 12, 2013
Balance as of April 12, 2013		$0.00

UNDERLYING SECURITIES HELD AS OF April 12, 2013

Principal Amount	Title of Security

$25,000,000	Republic New York Corporation, predecessor to HSBC USA Inc. 7.20% Subordinated Debentures due July 15, 2097
*CUSIP: 760719BH6

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.